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                                                                     EXHIBIT 4.2

JT 1335 1/2                    COPYRIGHT 1930 BY
                             DWIGHT & M. H. JACKSON
                                    CHICAGO
                                 PATENT PENDING

                                    PREFERRED

[NUMBER STAMP]                                                    [SHARES STAMP]

    INCORPORATED UNDER THE LAWS                   OF THE STATE OF DELAWARE

                                METALICO, INC.

THIS CERTIFIES THAT_____________________________________________IS THE OWNER OF
_________________________________________________FULL PAID AND NON-ASSESSABLE
SHARES OF THE PREFERRED STOCK OF
TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON THE SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

      The corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND TO BE SEALED WITH THE SEAL OF THE CORPORATION, THIS ________________DAY OF ________________A.D. 19_______________.

     __________________________________         ________________________________
ARNOLD S. GRABER     SECRETARY                  CARLOS E. AGUERO    PRESIDENT

                                     [SEAL]             CORPORATION SUPPLY CO.
        [ILLEGIBLE]                  DIV OF             CHICAGO ILLINOIS 60606